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(1)                                                                EXHIBIT 10.30

                              AGREEMENT OF SUBLEASE

                  This Agreement of Sublease (this "SUBLEASE") is made as of the ___ day of January 2004 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and Intersense, Inc., a Delaware corporation with offices at 1 North Avenue, Burlington, Massachusetts (hereinafter referred to as "SUBTENANT").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P., and assigned to EOP-Crosby Corporate Center, L.L.C. on _______________ (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 and by a Third Amendment to Lease dated May 9, 2000 (the "PRIME LEASE", a true and complete copy of which Prime Lease, redacted only as to financial information, is attached hereto as EXHIBIT A), Sublandlord has leased, inter alia, space located at the Crosby Corporate Center (the "Park"), known in the Prime Lease as Building 9, 36 Crosby Drive, Bedford, Massachusetts, and also referred to in the Prime Lease as the Second Amendment Additional Premises (the "BUILDING");

                  WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, a portion of Building as set forth below (hereinafter referred to as the "DEMISED PREMISES"); and

                  WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Demised Premises. Subject to and contingent upon the written consent of the Prime Landlord, as required by Section 22(l) of this Sublease, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease. The Demised Premises is agreed to be approximately 13,000 square feet of gross rentable area (the "RENTABLE AREA") located on the first floor of the Building, and are outlined on EXHIBIT B attached hereto and made a part hereof. Subtenant shall also have the non-exclusive right to use, in common with others, subject to the applicable terms of the Prime Lease (if any), all common areas of the Building, including the fitness room and showers, cafeteria area and loading dock, provided that, with respect to use of the fitness room and cafeteria area, Subtenant shall first obtain the consent of Sublandlord, which consent shall not be unreasonably withheld, prior to any use or operation of the cafeteria area and fitness room. Sublandlord shall not be responsible or liable for any costs, expenses or other obligations with respect to the operation of the cafeteria area or fitness room, all of which costs and expenses shall be borne by Subtenant and any other tenants of the Building. Subtenant shall have, in common with other tenants of the Building, the right to use

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the UPS and generator, which usage shall not exceed Subtenant's and each such other tenant's respective pro rata share of the Building.

                  2.       Condition of Demised Premises.

                           Prior to May 1, 2004 (subject to delays caused by
Force Majeur or any events beyond the reasonable control of Sublandlord), Sublandlord, at its sole costs and expense, shall add certain demising walls and complete other necessary work to make the Building suitable for more than one tenant ("Sublandlord's Base Building Work"). In addition, Sublandlord shall perform those alterations set forth on the attached EXHIBIT C ("Sublandlord's Work"), in accordance with plans attached hereto as EXHIBIT D and Sublandlord's Wiring Work as described in Section 21 of this Sublease, all by the Commencement Date. All work performed by or on behalf of Sublandlord shall be performed in a good and workmanlike manner using materials of substantially equal quality as are currently in the Building. Except for Sublandlord's Base Building Work, Sublandlord's Work and Sublandlord's Wiring Work, Sublandlord shall deliver the Demised Premises in broom clean but otherwise in its "as is" condition. Except as set forth herein, Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease, Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant, excluding latent defects and work to be performed by Sublandlord herein that has not been completed.

                  Sublandlord shall be responsible for the sum of Ten Thousand Eight Hundred Thirty Three and 00/100 Dollars ($10,833.00) towards Sublandlord's Work. All other costs and expenses in connection with Sublandlord's Work shall be borne by Subtenant. Any such additional costs up to the amount of Thirty Five Thousand One Hundred Sixty Nine and 00/100 Dollars ($35,169.00), plus interest imputed at an annual rate of eight percent (8%), shall be amortized over the term of this Sublease (to be paid by Subtenant in equal monthly installments). Said additional construction costs shall constitute "Base Rent" as set forth in
Section 5 below, and any failure to pay said amount, beyond any applicable cure period, shall be a default hereunder. Additional construction costs in excess of Thirty Five Thousand One Hundred Sixty Nine and 00/100 Dollars ($35,169.00) shall be paid in full within ten (10) from the date of invoice sent by Sublandlord; provided however, that Sublandlord shall notify Subtenant in the event said construction costs are expected to exceed $35,169.00 and the parties shall work together to reduce the scope of the work if necessary.

                  Sublandlord shall provide Subtenant with copies of invoices and any reasonable backup documentation with respect to all of Sublandlord's Work.

                  Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of (a) Sublandlord, such consent not to be unreasonably withheld or delayed and (b) and Prime Landlord in accordance with the provisions of the Prime Lease.

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                  3.       Term.

         The term of this Sublease shall commence on the later of (i) July 1, 2004 or (ii) the date Sublandlord's Work is substantially completed, with only minor items remaining to be completed that do not materially interfere with Subtenant's use of the Demised Premises, as evidenced by Subtenant's receipt of a temporary or permanent certificate of occupancy for the Demised Premises from the Town of Bedford, if required (the "COMMENCEMENT DATE") and shall end at 11:59 p.m. on June 30, 2009, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). Provided that Prime Landlord has consented to this Sublease by February 28, 2004, if Sublandlord's Work is not substantially completed by July 1, 2004, Sublandlord shall indemnify and hold Subtenant harmless from and against any reasonable out of pocket costs or expenses resulting from any holdover damages incurred by Subtenant under its present lease for the premises at 1 North Avenue, Burlington, Massachusetts. Notwithstanding the provisions of the immediately preceding sentence, if Sublandord's Work is not substantially completed by July 1, 2004 as a result of any changes or modifications requested by Subtenant, then Sublandlord shall have no liability for any such holdover damages incurred by Subtenant.

                  Upon execution of this Sublease and receipt of written consent from the Prime Landlord as required pursuant to Section 22(l) of this Sublease, Subtenant shall be allowed to enter the Demised Premises prior to the Commencement Date solely for purposes of designing and implementing information technology support systems (the "Early Occupancy Period"). Subtenant's use of the Demised Premises during the Early Occupancy Period shall be subject to all terms and conditions of this Sublease except for the obligation to pay Rent.

                  4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes, research, development, light manufacturing and any uses ancillary thereto all in compliance with the Prime Lease, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building.

                  5. Base Rent. Commencing on the Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created in the amount of (i) One Hundred Thirty Thousand and 00/100 Dollars ($130,000.00) per year, payable in equal monthly installments of Ten Thousand Eighty Hundred Thirty Three and 34/100 Dollars ($10,833.34) PLUS (ii) the costs of Sublandlord's Work to be paid by Subtenant and amortized over the Term as set forth in Section 2 of this Sublease, if applicable. Sublandlord and Subtenant shall execute an amendment to this Sublease or a separate agreement confirming the final amount of Base Rent after the additional construction costs have been determined, if any.

         (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30) of the Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord and sent to

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174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as
Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

                  6. Security Deposit. Subtenant shall provide Sublandlord a security deposit in the sum of Sixty Five Thousand and 00/100 Dollars ($65,000.00) payable upon execution of this Sublease. In the event of any default (and after the expiration of any applicable notice and cure periods) by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure such default, in which event Subtenant shall be obligated to promptly deposit with Sublandlord that portion of the deposit used to cure such default. Said security deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. Provided that Subtenant faithfully performs all the covenants and conditions on its part to be performed, then the security deposit shall be returned to Subtenant within ten (10) days after the Prime Landlord has notified Sublandlord as to whether any damage exists with respect to the Demised Premises. Notwithstanding the above, if the Sublandlord does not draw on the security deposit after a default has occurred, the Sublandlord does not waive its right to prospectively draw on the security deposit if a future default occurs.

                  7.       Additional Rent.

                  (a) Commencing on January 1, 2005, Subtenant shall pay, in addition to Base Rent, its Proportionate Share (as hereinafter defined) of the
(a) Operating Costs (as defined in the Prime Lease) which are in excess of the Operating Costs in the Operating Cost Base Year, and (b) Taxes (as defined in the Prime Lease) which are in excess of the Taxes in the Tax Base Year (both of which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "Operating Cost Base Year" shall be calendar year 2004, and "Tax Base Year" shall be fiscal tax year 2004. Subtenant shall be responsible for its Proportionate Share of only the Operating Costs or Taxes billed to Sublandlord as a result of its leasing of the Building from the Prime Landlord (as opposed to any separate buildings in the Park that are part of the Prime Lease). All payments due by Subtenant under this Section 7(a) shall be made on the same day as comparable payments are due by Sublandlord under the Prime Lease. Upon Subtenant's request, Sublandlord shall provide Subtenant with copies of any appropriate backup provided by Prime Landlord setting forth the amount said excess Operating Expenses and Taxes. Subtenant's obligations hereunder shall survive the expiration of the Sublease. Subtenant's Proportionate Share with respect to the Demised Premises shall be equal to the Rentable Area set forth in Section 1 of this Sublease, divided by 77,666 square feet (provided, however, that if less than 95% of the Building is occupied by tenants at any time during the term of this Sublease, then the cleaning charges for such period shall be extrapolated by Sublandlord to the estimated cleaning charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of the cleaning charges for such period).

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                  (b)      Subtenant shall also pay as Additional Rent,
commencing on the Commencement Date, its Proportionate Share of all electricity charges with respect to the Building, and any other utility charges to the extent required under the Prime Lease. Upon Subtenant's request, Sublandlord shall provide Subtenant with copies of any appropriate backup provided by Prime Landlord setting forth the amount said utility charges. Subtenant shall pay such charges within ten (10) days of receipt of billing from Sublandlord. If less than 95% of the Building is occupied by tenants at any time during the term of this Sublease, then the electricity charges for such period shall be extrapolated by Sublandlord to the estimated electricity charges that would have been incurred if the Building had been at least 95% occupied by tenants; and such extrapolated amount shall for the purposes hereof be deemed to be the amount of the electricity charges for such period. Sublandlord reserves the right, but shall be under no obligation, to sub-meter the Demised Premises at any time during this Sublease. In addition, upon the prior written consent of Sublandlord and Prime Landlord, Subtenant may, at its sole cost and expense sub-meter the Demised Premises at any time during this Sublease.

                  Notwithstanding the fact that Base Rent has been calculated on the basis of 10,000 square feet, all Additional Rent shall be calculated on the basis of the full 13,000 square feet of the Demised Premises.

                  8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon and with the benefit of all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Sublandlord agrees that, so long as Subtenant is not in default hereunder, it shall not voluntarily surrender the Prime Lease, except for any surrender or termination rights in the event of a casualty or taking pursuant to Articles 18 and 20 of the Prime Lease, and except if such surrender does not adversely affect Subtenant or this Sublease. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

         Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord; provided, however, that Sublandlord shall, upon reasonable notice from Subtenant of a default in the

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services provided by Prime Landlord with respect to the Demised Premises, shall use reasonable efforts to cause Prime Landlord to provide such services in accordance with the Prime Lease, provided, however, that "reasonable efforts" shall not require Sublandlord to expend any sums or commence any proceedings in connection with the same. In addition, Subtenant may deal with Prime Landlord directly with respect to any services, repairs or maintenance to be performed by Prime Landlord. To the extent that Sublandlord receives any abatement of Rent hereunder as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, Subtenant shall receive a proportional abatement of its Rent due hereunder.

                  9.       Insurance.

                           (a)      Subtenant shall obtain and at all times
during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the certificate of insurance attached as EXHIBIT E to this Sublease. Sublandlord may ask Subtenant to increase the insurance amounts if similarly situated subtenants in the Bedford area are being asked by sublandlords to carry higher insurance amounts under commercial general liability policies.

                           (b)      Subtenant shall deliver to Sublandlord
certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

                           (c)      All policies of insurance as aforesaid shall
name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord,

                  10. Defaults. In the event that Subtenant shall default in any of its obligations hereunder or in the event that any other default under
Article 21 of the Prime Lease occurs and such default continues beyond the applicable cure periods set forth in Article 21 of the Prime Lease, as modified by the second paragraph of this Section 10, then Subtenant shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease, including without limitation Article 21 thereof. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.

                  Notwithstanding anything to the contrary contained in the Prime Lease, the time limits (the "Notice Periods") contained in the Prime Lease for giving of notices, making of demands, curing defaults or performing any act, condition or covenant on the part of "Tenant", thereunder, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five
(5)
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fewer days to observe or perform hereunder than Sublandlord has as the "Tenant"
under the Prime Lease; provided, however, that if the Prime Lease allows a Notice Period of five (5) days or less, then Subtenant shall nevertheless be allowed the number of days equal to one-half of the number of days in each Notice Period to give any such notice, make any such demands, cure any such default or perform any such act, condition or covenant; provided, further, that if one-half of the number of days in the Notice Period is not a whole number, Subtenant shall be allowed the number of days equal to one-half of the number of days in the Notice Period rounded up to the next whole number.

                  11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to the lien of all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

                  12.      Assignments and Further Subleases.

                  (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

                  (b) In the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord one hundred percent (100%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder.

                  13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

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                  14.      Indemnification. Subtenant and Sublandlord shall be
governed by the terms of Article 15 of the Prime Lease with respect to each party's indemnification of the other, provided, however, that Subtenant's indemnity obligations thereunder shall run to both Sublandlord and the Prime Landlord.

                  15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

                           In the case of Subtenant, to

                           Prior to Occupancy:
                           Intersense, Inc.
                           1 North Avenue
                           Burlington, MA 01803

                           After Occupancy:
                           Intersense, Inc.
                           36 Crosby Drive, Buidling 9
                           Bedford, MA 01730

                           With a required copy to:

                           _________________________
                           _________________________
                           _________________________

                           In the case of Sublandlord, to

                           RSA Security Inc.
                           174 Middlesex Turnpike
                           Bedford, MA 01730
                           Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

                  16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises, broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and tear and damage by fire or other casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures. Notwithstanding the foregoing or any term of the Prime Lease to the contrary, Subtenant shall not be responsible for removing any of Sublandlord's Base Building Work, Sublandlord's Work or Sublandlord's Wiring Work. Subtenant's obligations to

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perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

                  17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at two hundred percent (200%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all holdover damages, without duplication of amounts due to Sublandlord under the preceding sentence, incurred by Sublandlord under the Prime Lease as a result of Subtenant's delay in delivering possession of the Demised Premises to Sublandlord which results in Sublandlord holding over under the Prime Lease.

                  18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants as of the date of execution of this Sublease and the Commencement Date:
(a) that the Prime Lease is presently in full force and effect, and has not been amended or modified, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease, and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord. Sublandlord covenants and agrees that it will (i) not amend the Prime Lease in a way that adversely affects Subtenant's rights under this Sublease; (ii) not do anything which would constitute a default under the Prime Lease (unless the Sublandlord cures the same after the applicable cure period); and (iii) forward to Subtenant copies of any notices of default that it receives from the Prime Landlord within a reasonable time after receipt by Sublandlord.

         Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord' consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

                  19. Casualty and Taking. In the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord as set forth in the Prime Lease with respect thereto. In addition, in the event of any taking by eminent domain or damage by fire or other casualty to the Demised Premises, Subtenant shall be entitled to exercise, if applicable, the "Tenant's" termination rights set forth in 18.4(a), 18.4(b) or 20.2 of the Prime Lease with respect to the Demised Premises, provided, however, that it must provide notice of any such termination twenty (20) days earlier than required by Sublandlord under the terms of

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the Prime Lease. In the event the Demised Premises (or access thereto or systems serving the same) are subjected to a fire or other casualty or to a taking by eminent domain that interferes with the use and enjoyment by Subtenant of a material portion of the Demised Premises, Subtenant shall be entitled to an equitable adjustment of Rent until tenantable occupancy is restored, provided that Sublandlord is similarly entitled to an abatement of its rent under the Prime Lease with respect to the Demised Premises.

                  20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors and The Codman Company, Inc. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the brokers designated in this Section pursuant to separate agreements.

                  21. Furniture, Equipment. The Premises shall be delivered to Subtenant with all furniture, equipment and telephone/data cabling currently located therein, and Subtenant shall have the use of said furniture for the duration of the Term at no additional charge. Sublandlord makes no representations or warranties that the existing furniture, equipment or cabling is sufficient for Subtenant's business purposes, and Subtenant accepts such furniture, equipment and cabling in its "as is" condition, except that Sublandlord shall be responsible, at its sole cost and expense for pulling the wiring from the centralized server room and dropping said wiring into a mutually agreeable location within the Demised Premises ("Sublandlord's Wiring Work"). Sublandlord shall not be responsible for any other costs or expenses in connection with any wiring or cabling work required by Subtenant. As long as Subtenant is not in default under this Sublease, then all such furniture, equipment (excluding UPS, generator and mechanical equipment) and cabling shall become Subtenant's property at the expiration of this Sublease and Subtenant shall be required to remove the same at the expiration of this Sublease in accordance with the provisions of the Prime Lease.

                  22.      General Provisions.

                           (a)      Benefit and Burden. The covenants,
conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                           (b)      Governing Law. It is the intention of the
parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                           (c)      Entire Agreement. This Sublease contains the
final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

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                           (d)      Conflicts Between this Sublease and the
Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

                           (e)      Captions. The captions throughout this
Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                           (f)      Singular and Plural. Wherever appropriate
herein, the singular includes the plural and the plural includes the singular.

                           (g)      Counterparts. This Sublease may be executed
in several counterparts, but all counterparts shall constitute but one and the same instrument.

                           (h)      No Recordation. Neither this Sublease nor
any short-form memorandum or version hereof shall be recorded by either party.

                           (i)      Parking. Subtenant shall have the right to
use 46 non-reserved the parking spaces (i.e. 3.5 parking spaces per 1,000 r.s.f. pursuant to the Prime Lease) in the Tenant's Building No. 9 Exclusive Parking Area", subject to any restrictions or regulations set forth in the Prime Lease. Subtenant's right to use the parking spaces will be on a first come, first serve, non-reserved basis. Subtenant acknowledges that it has no parking rights except for the 46 non-reserved parking spaces in the "Tenant's Building No. 9 Exclusive Parking Area."

                           (j)      Signage. Subject to the prior consent of
Sublandlord and Prime Landlord, Subtenant shall have the right to have its name listed in the interior directory in the Building lobby and the right to erect signage in, on or at the entrance to the Demised Premises.

                           (k)      Damages. In no event shall Sublandlord or
its agents or employees (or any officers, trustees, directors, stockholder, or other principals or representatives and the like) ever be liable for consequential or incidental damages under this Sublease. Except in the event of a Subtenant holdover under this Sublease which causes Sublandlord to incur damages as set forth in Article 22(c) of the Prime Lease, in no event shall Subtenant or its agents or employees (or any officers, trustees, directors, stockholder, or other principals or representatives and the like) ever be liable for consequential or incidental damages under this Sublease.

                           (l)      Consent of Prime Landlord. This Sublease is
subject to the approval and consent of the Prime Landlord, which Sublandlord agrees to use all reasonable efforts to obtain. This Sublease shall not become effective unless and until a written approval and consent (the "Consent") reasonably acceptable to Subtenant is executed by Sublandlord, Subtenant and Prime Landlord. Sublandlord will promptly inform Subtenant as to the receipt of the Consent (if and when it is received) and deliver to Subtenant a copy of the same. If the Consent signed by Prime Landlord is not received by February 28, 2004, Subtenant shall have

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the right to terminate this Sublease by giving written notice thereof to
Sublandlord, whereupon the parties hereto will have no further obligations to each other with respect to this Sublease and any funds paid hereunder by Subtenant shall be promptly refunded by Sublandlord.

                  IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease on the day and year first hereinabove written.

                                     SUBLANDLORD:
                                     RSA SECURITY INC.
                                          /s/Jeffrey D. Glidden

                                     By:  /s/Gerard Wilson
                                          --------------------------------------
                                     Its: VP & CIO

                                     SUBTENANT:
                                     INTERSENSE, INC.

                                     By:  /s/William Kea
                                          --------------------------------------
                                     Its: CFO

                                       12

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                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.

                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.

                                       14

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                                    EXHIBIT C

                                 Landlord's Work

1. Conference Room off Lobby: Sublandlord shall relocate entry door to within Subtenant's space, repair floor at door opening, paint and relocate light switches;

2. Convert two offices to one room (per plans): Demolish & infill door, demolish 1 wall, replace carpet with VCT flooring, patch ceiling, re-switch lights, and paint;

3. Demolish 2 cubicles at suite entry: replace one cubicle with 36" high panels to serve as receptionist station;

4. Create 2,100 rentable square feet per plans: demolish 5 offices and 8 cubicles, replace carpet with VCT flooring, replace ceiling over demolished offices, re-switch lighting and paint.

                                       15

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                                    EXHIBIT D

                            Plans and Specifications

                                    EXHIBIT E

                              Insurance Certificate

                                       17